Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019	$2,301,000	$231.71

(1)

The total filing fee of $231.71 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 628 dated March 9, 2016 (To Market Measure Supplement dated March 18, 2015, Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

■	Linked to the worst performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF (each referred to as a “Fund”)
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the worst performing Fund. The worst performing Fund is the Fund that has the least favorable performance as measured from its starting price to its ending price. The payment at maturity will reflect the following terms:

■ If the value of the worst performing Fund appreciates, you will receive the original offering price plus 246% participation in the upside performance of the worst performing Fund
■ If the value of the worst performing Fund decreases but the decrease is not more than 30%, you will be repaid the original offering price
■

If the value of the worst performing Fund decreases by more than 30%, you will have full downside exposure to the decrease in the value of the worst performing Fund from its starting price, and you will lose more than 30%, and possibly all, of the original offering price of your securities

■	Investors may lose some, or all, of the original offering price
■

Your return on the securities will depend solely on the performance of the worst performing Fund. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if either Fund performs poorly, even if the other Fund performs favorably

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the Funds or any securities held by the Funds for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $981.83 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$2.50	$997.50
Total	$2,301,000.00	$5,752.50	$2,295,247.50
(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Investment Description

The Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the worst performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF (each referred to as a “Fund”). The “worst performing Fund” is the Fund that has the least favorable performance as measured from its starting price to its ending price. The securities provide:

(i)	the possibility of a leveraged return at maturity if the value of the worst performing Fund increases from its starting price to its ending price;

(ii)	repayment of principal if, and only if, the ending price of the worst performing Fund is not less than its starting price by more than 30%; and

(iii)	full exposure to decreases in the value of the worst performing Fund from its starting price if its ending price is less than its starting price by more than 30%.

If the worst performing Fund depreciates by more than 30% from its starting price to its ending price, you will lose more than 30%, and possibly all, of the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

Your return on the securities will depend solely on the performance of the worst performing Fund. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if either Fund performs poorly, even if the other Fund performs favorably.

The securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of both Funds. Unlike those alternative investments, the securities will be subject to the full risks of both Funds, with no offsetting benefit from the better performing Fund. The securities are designed for investors who understand and are willing to bear this additional risk in exchange for the leveraged upside exposure and contingent downside protection that the securities provide with respect to the worst performing Fund. Because both Funds must appreciate in order for investors to receive a positive return at maturity, you should not invest in the securities unless you expect both Funds to appreciate from their respective starting prices.

The iShares® MSCI EAFE ETF is an exchange traded fund that seeks to track the MSCI EAFE Index, an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada.

The iShares® MSCI Emerging Markets ETF is an exchange traded fund that seeks to track the MSCI Emerging Markets Index, an equity index that is designed to measure equity performance in global emerging markets.

You should read this pricing supplement together with the market measure supplement dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096591/d890724d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares, Inc. None of BTC, BFA or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF.

PRS-2

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-3

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Investor Considerations

We have designed the securities for investors who:

■	seek 246% exposure to the upside performance of the worst performing Fund if its ending price is greater than its starting price;

■	desire to limit downside exposure to the worst performing Fund but only so long as its ending price has not decreased by more than 30% from its starting price;

■

understand that if the worst performing Fund depreciates by more than 30% from its starting price to its ending price, they will be fully exposed to the decrease in the worst performing Fund from its starting price and will lose more than 30%, and possibly all, of the original offering price per security at maturity;

■

understand that the return on the securities will depend solely on the performance of the worst performing Fund and that they will not benefit in any way from the performance of the better performing Fund;

■	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of both Funds;

■	expect both Funds to appreciate from their respective starting prices and are willing to accept the full downside risks of both Funds;

■	are willing to forgo interest payments on the securities and dividends on shares of the Funds; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending price of the worst performing Fund may decrease by more than 30% from its starting price;

■	seek full return of the original offering price of the securities at stated maturity;

■

seek exposure to a basket composed of both Funds or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the worst performing Fund;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to foreign developed equity markets and foreign emerging equity markets;

■	seek exposure to the Funds but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Funds generally, or to the exposure to the worst performing Fund that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Terms of the Securities

Market Measure:	The worst performing of the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF

Pricing Date:	March 9, 2016.

Issue Date:	March 14, 2016. (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the redemption amount. The “redemption amount” per security will equal:
• if the fund performance of the worst performing Fund is greater than 0%: $1,000 plus:
$1,000 × fund performance of worst performing Fund × participation rate ;
• if the fund performance of the worst performing Fund is less than or equal to 0%, but greater than or equal to -30%: $1,000; or
• if the fund performance of the worst performing Fund is below -30%: $1,000 plus:
$1,000 × fund performance of worst performing Fund

If the worst performing Fund depreciates by more than 30% from its starting price to its ending price, you will lose more than 30%, and possibly all, of the original offering price of your securities at maturity.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .000005 would be rounded to .00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Stated Maturity Date:

September 12, 2019. If the calculation day is postponed for either Fund, the stated maturity date will be the later of (i) September 12, 2019 and (ii) three business days after the final postponed calculation day. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Calculation Day:

September 9, 2019. If such day is not a trading day with respect to either Fund, the calculation day for both Funds will be postponed to the next succeeding day that is a trading day with respect to both Funds. The calculation day is also subject to postponement due to the occurrence of a market disruption event with respect to a Fund. See “Additional Terms of the Securities.”

Worst Performing Fund:	The Fund with the least favorable fund performance as measured from its starting price to its ending price.

Fund Performance:	With respect to a Fund, the percentage change from its starting price to its ending price, measured as follows:
ending price – starting price starting price

PRS-6

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Terms of the Securities (Continued)

Starting Price:	With respect to the iShares MSCI EAFE ETF: $55.95, its fund closing price on the pricing date.
With respect to the iShares MSCI Emerging Markets ETF: $32.41, its fund closing price on the pricing date.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the calculation day.

Participation Rate:	The “participation rate” is 246%.

Closing Price:

The “closing price” with respect to a share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of such share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such share (or any such other security) is listed or admitted to trading.

Fund Closing Price:

The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

Adjustment Factor:

The “adjustment factor” with respect to each Fund means, with respect to a share of such Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $2.50 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a projected profit from such hedging activities. Any such projected profit will be in addition to the discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RG62

PRS-7

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows.

Step 1: Determine which Fund is the worst performing Fund. The worst performing Fund is the Fund with the least favorable fund performance as measured from its starting price to its ending price.

Step 2: Calculate the redemption amount based on the fund performance of the worst performing Fund, as follows:

PRS-8

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Hypothetical Payout Profile

The following profile illustrates a range of hypothetical returns on the securities at maturity for a range of hypothetical fund performances of the worst performing Fund. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual fund performance of the worst performing Fund and whether you hold your securities to maturity. The performance of the better performing Fund is not relevant to your return on the securities.

PRS-9

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying a Fund is sometimes referred to as its “underlying index.”

If The Worst Performing Fund Depreciates By More Than 30% From Its Starting Price To Its Ending Price, You Will Lose More Than 30%, And Possibly All, Of The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The redemption amount will depend on the direction of and percentage change in the ending price of the worst performing Fund relative to its starting price and the other terms of the securities. Because the price of the worst performing Fund will be subject to market fluctuations, the redemption amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the worst performing Fund depreciates by more than 30% from its starting price to its ending price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the full amount of that depreciation. For example, if the worst performing Fund has declined 30.1%, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of your original investment. As a result, you will not receive any protection if the price of the worst performing Fund declines significantly and you may lose more than 30%, and possibly all, of the original offering price per security at maturity even if the price of the worst performing Fund is greater than or equal to its starting price at certain times during the term of the securities.

Even if the ending price of the worst performing Fund is greater than its starting price, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

The Securities Are Subject To The Full Risks Of Both Funds And Will Be Negatively Affected If Either Performs Poorly, Even If The Other Performs Favorably.

You are subject to the full risks of both Funds. If either Fund performs poorly, you will be negatively affected, even if the other Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of one could offset the poor performance of the other. Instead, you are subject to the full risks of whichever of the Funds is the worst performing Fund. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of both Funds.

Your Return On The Securities Will Depend Solely On The Performance Of The Worst Performing Fund, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Fund.

Your return on the securities will depend solely on the performance of the worst performing Fund. Although it is necessary for both Funds to perform favorably in order for you to receive a favorable return on the securities, you will not benefit in any way from the performance of the better performing Fund. The securities may underperform a direct investment in both of the Funds or an alternative investment linked to a basket composed of the Funds, since in either of those cases the performance of the better performing Fund would be blended with the performance of the worst performing Fund, resulting in a better return than the return of the worst performing Fund alone.

In order for the securities to have a favorable return, both Funds must perform favorably. You should not invest in the securities unless you expect both Funds to appreciate from their respective starting prices.

PRS-10

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Risk Factors (Continued)

You Will Be Subject To Risks Resulting From The Relationship Between The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their performances will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that one of the Funds will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship between the Funds will be over the term of the securities. Although the Funds both represent foreign equity markets, it is important to understand that they represent different foreign equity markets—developed markets in one case and emerging markets in the other—which may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Funds or any securities held by the Funds for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors

PRS-11

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Risk Factors (Continued)

described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the price of each Fund at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value that you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Performance Of The Funds. The value of the securities prior to maturity will depend substantially on the price of each Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the worst performing Fund at such time is less than, equal to or not sufficiently above its starting price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Funds. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Funds changes.

•

Correlation Between The Funds. Correlation refers to the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation between the Funds may be positive, zero or negative. The value of the securities is likely to decrease if the correlation between the Funds decreases.

•

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current prices of the Funds. This difference will most likely reflect a discount due to expectations and uncertainty concerning the prices of the Funds during the period of time still remaining to the maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current prices of the Funds.

•

Dividend Yields On The Securities Included In The Funds. The value of the securities may be affected by the dividend yields on securities held by the Funds (the amount of such dividends may influence the closing prices of the shares of the Funds).

•

Currency Exchange Rates. Since each Fund includes securities quoted in one or more foreign currencies and the fund closing price of each Fund is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

PRS-12

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Risk Factors (Continued)

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the prices of the Funds. Because several factors are expected to affect the value of the securities, changes in the prices of the Funds may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Worst Performing Fund.

Your return on the securities will not reflect the return you would realize if you actually owned the shares of the worst performing Fund. This is in part because the redemption amount payable at stated maturity will be determined by reference only to the closing price of the shares of the worst performing Fund without taking into consideration the value of dividends and other distributions paid on such shares.

Historical Prices Of The Funds Or The Securities Included In The Funds Should Not Be Taken As An Indication Of The Future Performance Of The Funds During The Term Of The Securities.

The trading price of the shares of the worst performing Fund will determine the redemption amount payable at maturity to you. As a result, it is impossible to predict whether the fund closing price of the worst performing Fund will fall or rise compared to its starting price. The trading price of the shares of each Fund will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which that Fund and the securities comprising that Fund are traded and the values of that Fund and such securities. Accordingly, any historical prices of the Funds do not provide an indication of the future performance of the Funds.

Changes That Affect A Fund Or Its Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of a Fund (its “fund sponsor”) concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes in its underlying index are reflected in the Fund, and changes in those policies, could affect the closing price of the shares of the Fund and, therefore, may affect the value of the securities and, if such Fund is the worst performing Fund, the redemption amount payable at maturity. Similarly, the policies of the sponsor of a Fund’s underlying index (the “underlying index sponsor”) concerning the calculation of the underlying index and the addition, deletion or substitution of securities comprising the underlying index and the manner in which the underlying index sponsor takes account of certain changes affecting such securities may affect the level of the underlying index and the closing price of the shares of the Fund and, therefore, may affect the value of the securities and, if such Fund is the worst performing Fund, the redemption amount payable at maturity. An underlying index sponsor could also discontinue or suspend calculation or dissemination of the relevant underlying index or materially alter the methodology by which it calculates such underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Underlying Index.

Actions by any company whose securities are included in a Fund or in its underlying index may have an adverse effect on the price of its security, its ending price and the value of the securities. We are not affiliated with any company whose security is represented in a Fund or its underlying index. These companies will not be involved in the offering of the securities and will have no obligations with

PRS-13

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Risk Factors (Continued)

respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Either Fund Sponsor Or Either Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with either fund sponsor or either underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of a Fund or its underlying index. We have derived the information about the sponsors and each Fund and its underlying index contained in the market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Fund, its underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and the sponsors do not have any obligation to consider your interest as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of The Funds Is Different From An Investment Linked To The Funds’ Underlying Indices.

The performance of the shares of a Fund may not exactly replicate the performance of its underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of its underlying index. A Fund may also hold securities or derivative financial instruments not included in its underlying index. It is also possible that a Fund may not fully replicate the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of the Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of its underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of its underlying index.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of Either Fund.

You will not become a holder of shares of either Fund or a holder of securities included in the underlying index of either Fund as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. At stated maturity, you will have no right to receive delivery of any shares or securities.

Anti-dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the ending price of each Fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the applicable Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor for either Fund, the value of the securities may be adversely affected.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Each Fund includes stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

PRS-14

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Risk Factors (Continued)

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, one of the Funds includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the Funds may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing price of one or both Funds which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of securities included in the Funds is quoted in a currency other than U.S. dollars and, as per each Fund, is converted into U.S. dollars, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day for either Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to either Fund on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final postponed calculation day.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing price of each Fund on the calculation day and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a Fund on the scheduled calculation day, which may result in postponement of the calculation day with respect to that Fund; determining the fund closing price of a Fund if the calculation day is postponed for that Fund to the

PRS-15

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Risk Factors (Continued)

last day to which it may be postponed and a market disruption event occurs with respect to that Fund on that day; adjusting the adjustment factor for a Fund and other terms of the securities in certain circumstances; if a Fund undergoes a liquidation event, selecting a successor Fund or, if no successor Fund is available, determining the fund closing price of that Fund; and determining whether to adjust the closing price of a Fund on the calculation day in the event of certain changes in or modifications to that Fund or its underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Funds. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a Fund or its underlying index or the companies whose securities are included in a Fund or its underlying index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on a Fund or its underlying index or the companies whose securities are included in a Fund or its underlying index could adversely affect the price of that Fund and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Funds from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on a Fund or its underlying index or the companies whose securities are included in a Fund or its underlying index published on or prior to the pricing date could result in an increase in the price of that Fund on the pricing date, which, if that Fund is the worst performing Fund, would adversely affect investors in the securities by increasing the price at which that Fund must close on the calculation day in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in a Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in a Fund or its underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of a Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in a Fund or its underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire shares of the Funds, securities included in the Funds or their underlying indices or listed or over-the-counter derivative or synthetic instruments related to the Funds or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in shares of the Funds or any of the securities included in the Funds or their underlying indices, or derivative or synthetic instruments related to the Funds or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the

PRS-16

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Risk Factors (Continued)

Funds or their underlying indices. These hedging activities could potentially adversely affect the prices of the shares of the Funds and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Funds or the securities included in the Funds or their underlying indices and other instruments relating to the Funds or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the Funds and, therefore, adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to the selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to the concession that the participating dealer receives for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. For example, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-17

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Hypothetical Returns

The following table illustrates, for a range of hypothetical fund performances of the worst performing Fund:

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical fund performance of worst performing Fund	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
50.00%	$2,230.00	123.00%	24.29%
30.00%	$1,738.00	73.80%	16.44%
20.00%	$1,492.00	49.20%	11.77%
10.00%	$1,246.00	24.60%	6.39%
5.00%	$1,123.00	12.30%	3.34%
0.00%	$1,000.00	0.00%	0.00%
-5.00%	$1,000.00	0.00%	0.00%
-10.00%	$1,000.00	0.00%	0.00%
-20.00%	$1,000.00	0.00%	0.00%
-30.00%	$1,000.00	0.00%	0.00%
-31.00%	$690.00	-31.00%	-10.33%
-50.00%	$500.00	-50.00%	-18.86%
-75.00%	$250.00	-75.00%	-35.95%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual fund performance of the worst performing Fund. The performance of the better performing Fund is not relevant to your return on the securities.

PRS-18

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Hypothetical Payments at Stated Maturity

Set forth below are three examples of payment at stated maturity calculations (rounded to two decimal places), assuming hypothetical fund performances for each Fund as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price:

	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Hypothetical fund performance:	35.00%	5.00%

Step 1: Determine which Fund is the worst performing Fund.

In this example, the iShares MSCI Emerging Markets ETF has the least favorable fund performance and is, therefore, the worst performing Fund.

Step 2: Determine the redemption amount based on the fund performance of the worst performing Fund.

Since the fund performance of the worst performing Fund is 5.00%, which is greater than 0%, the redemption amount would equal:

$1,000 +	$1,000 × 5.00% × 246%	= $1,123.00

On the stated maturity date you would receive $1,123.00 per security. As this example illustrates, in order for you to receive a positive return at maturity, both Funds must have positive fund performance (i.e., appreciate from their respective starting prices).

Example 2. Redemption amount is equal to the original offering price:

	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Hypothetical fund performance:	-10.00%	-5.00%

Step 1: Determine which Fund is the worst performing Fund.

In this example, the iShares MSCI EAFE ETF has the least favorable fund performance and is, therefore, the worst performing Fund.

Step 2: Determine the redemption amount based on the fund performance of the worst performing Fund.

Since the fund performance of the worst performing Fund is less than 0% but greater than or equal to -30%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

Example 3. Redemption amount is less than the original offering price:

	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Hypothetical fund performance:	20.00%	-50.00%

Step 1: Determine which Fund is the worst performing Fund.

In this example, the iShares MSCI Emerging Markets ETF has the least favorable fund performance and is, therefore, the worst performing Fund.

PRS-19

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Hypothetical Payments at Stated Maturity (Continued)

Step 2: Determine the redemption amount based on the fund performance of the worst performing Fund.

Since the fund performance of the worst performing Fund is -50.00%, which is below -30%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 +	$1,000 × -50.00%	= $500.00

On the stated maturity date you would receive $500.00 per security. As this example illustrates, if either Fund depreciates by more than 30% from its starting price to its ending price, you will incur a loss on the securities at maturity, even if the other Fund has appreciated.

To the extent that the fund performances of the Funds differ from the values assumed above, the results indicated above would be different.

PRS-20

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event or non-trading day has occurred;

•	determine if adjustments are required to the fund closing price of a Fund under various circumstances; and

•	if a Fund undergoes a liquidation event, select a successor Fund (as defined below) or, if no successor Fund is available, determine the fund closing price with respect to such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor Fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor Fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor Fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

PRS-21

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Additional Terms of the Securities (Continued)

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor Fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor Fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor Fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor Fund; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor Fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Fund on the calculation day, the calculation day for such Fund will be postponed to the first succeeding trading day for such Fund on which a market disruption event has not occurred and is not continuing with respect to such Fund; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Fund after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Fund. If the calculation day for a Fund has been postponed eight trading days for such Fund after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Fund on such eighth trading day, the calculation agent will determine the closing price of such Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for one Fund due to a market disruption event with respect to such Fund, the originally scheduled calculation day will remain the calculation day for the other Fund if such other Fund is not affected by a market disruption event.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those

PRS-22

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Additional Terms of the Securities (Continued)

described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the relevant Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above,

PRS-23

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Additional Terms of the Securities (Continued)

then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor for such Fund as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor Fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the redemption amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor Fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor Fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which the relevant underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor Fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor Fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor Fund, or the underlying index of a Fund, is changed in a material respect, or if a Fund or a successor Fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor Fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of such Fund comparable to such Fund or such successor Fund, as the case may be, as if such changes or

PRS-24

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Additional Terms of the Securities (Continued)

modifications had not been made, and calculate the fund closing price of such Fund and the redemption amount with reference to such adjusted closing price of such Fund or such successor Fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein. The redemption amount will be calculated as though the date of acceleration were the calculation day.

PRS-25

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

The iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index, an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada. See “Description of Exchange Traded Funds—The iShares® MSCI EAFE ETF” in the accompanying market measure supplement for additional information about the iShares MSCI EAFE ETF.

MSCI, Inc. has announced that, effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the component country indices included in the MSCI EAFE Index. In order for a component country index to be eligible to include foreign listed companies, it must meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant component country index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index (an index that measures equity performance in both the developed and emerging markets). In connection with the November 2015 semi-annual index review, three of the component country indices included in the MSCI EAFE Index, the MSCI Hong Kong Index, the MSCI Israel Index and the MSCI Netherlands Index, became eligible to include foreign listed companies. The newly eligible foreign listed securities were added at half their free float-adjusted market capitalization as part of the November 2015 semi-annual index review, and their remaining free float-adjusted market capitalization will be added as part of the May 2016 semi-annual index review.

The information about the MSCI EAFE Index contained herein updates the information included in the accompanying market measure supplement. See “Description of Equity Indices—The MSCI EAFE® Index” in the accompanying market measure supplement for additional information about the MSCI EAFE Index.

PRS-26

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Historical Information

We obtained the closing prices listed below from Bloomberg Financial Markets without independent verification.

The historical performance of the iShares MSCI EAFE ETF should not be taken as an indication of the future performance of the iShares MSCI EAFE ETF during the term of the securities.

The following graph sets forth the daily closing prices of the iShares MSCI EAFE ETF on each day in the period from January 1, 2006 through March 9, 2016. The closing price on March 9, 2016 was $55.95.

PRS-27

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

The iShares MSCI EAFE ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares MSCI EAFE ETF for each quarter in the period from January 1, 2006 through December 31, 2015 and for the period from January 1, 2016 to March 9, 2016.

	High	Low	Last
2006
First Quarter	$65.40	$60.33	$64.99
Second Quarter	$70.58	$59.60	$65.35
Third Quarter	$68.46	$61.62	$67.78
Fourth Quarter	$74.31	$67.96	$73.26
2007
First Quarter	$76.94	$70.95	$76.27
Second Quarter	$81.79	$76.47	$80.63
Third Quarter	$83.77	$73.70	$82.56
Fourth Quarter	$86.18	$78.24	$78.50
2008
First Quarter	$78.35	$68.31	$71.90
Second Quarter	$78.52	$68.10	$68.70
Third Quarter	$68.04	$53.08	$56.30
Fourth Quarter	$55.88	$35.71	$44.87
2009
First Quarter	$45.44	$31.69	$37.59
Second Quarter	$49.04	$38.57	$45.81
Third Quarter	$55.81	$43.91	$54.70
Fourth Quarter	$57.28	$52.66	$55.30
2010
First Quarter	$57.96	$50.45	$56.00
Second Quarter	$58.03	$46.29	$46.51
Third Quarter	$55.42	$47.09	$54.92
Fourth Quarter	$59.46	$54.25	$58.23
2011
First Quarter	$61.91	$55.31	$60.09
Second Quarter	$63.87	$57.10	$60.14
Third Quarter	$60.80	$46.66	$47.75
Fourth Quarter	$55.57	$46.45	$49.53
2012
First Quarter	$55.80	$49.15	$54.90
Second Quarter	$55.51	$46.55	$49.96
Third Quarter	$55.15	$47.62	$53.00
Fourth Quarter	$56.88	$51.96	$56.82
2013
First Quarter	$59.89	$56.90	$58.98
Second Quarter	$63.53	$57.03	$57.38
Third Quarter	$65.05	$57.55	$63.79
Fourth Quarter	$67.06	$62.71	$67.06
2014
First Quarter	$68.03	$62.31	$67.17
Second Quarter	$70.67	$66.26	$68.37
Third Quarter	$69.25	$64.12	$64.12
Fourth Quarter	$64.51	$59.53	$60.84
2015
First Quarter	$65.99	$58.48	$64.17
Second Quarter	$68.42	$63.49	$63.49
Third Quarter	$65.46	$56.25	$57.32
Fourth Quarter	$62.06	$57.50	$58.75
2016
January 1, 2016 to March 9, 2016	$57.80	$51.38	$55.95

PRS-28

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

The iShares MSCI Emerging Markets ETF

The iShares MSCI Emerging Markets ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index, an equity index that is designed to measure equity market performance in the global emerging markets. See “Description of Exchange Traded Funds—The iShares® MSCI Emerging Markets ETF” in the accompanying market measure supplement for additional information about the iShares MSCI Emerging Markets ETF.

MSCI, Inc. has announced that, effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the component country indices included in the MSCI Emerging Markets Index. In order for a component country index to be eligible to include foreign listed companies, it must meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant component country index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index (an index that measures equity performance in both the developed and emerging markets). In connection with the November 2015 semi-annual index review, one of the component country indices included in the MSCI Emerging Markets Index, the MSCI China Index, became eligible to include foreign listed companies. The newly eligible foreign listed securities were added at half their free float-adjusted market capitalization as part of the November 2015 semi-annual index review, and their remaining free float-adjusted market capitalization will be added as part of the May 2016 semi-annual index review.

The information about the MSCI Emerging Markets Index contained herein updates the information included in the accompanying market measure supplement. See “Description of Equity Indices—The MSCI Emerging Markets IndexSM” in the accompanying market measure supplement for additional information about the MSCI Emerging Markets Index

PRS-29

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Historical Information

We obtained the closing prices listed below from Bloomberg Financial Markets without independent verification.

The historical performance of the iShares MSCI Emerging Markets ETF should not be taken as an indication of the future performance of the iShares MSCI Emerging Markets ETF during the term of the securities.

The following graph sets forth the daily closing prices of the iShares MSCI Emerging Markets ETF on each day in the period from January 1, 2006 through March 9, 2016. The closing price on March 9, 2016 was $32.41.

PRS-30

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

The iShares MSCI Emerging Markets ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares MSCI Emerging Markets ETF for each quarter in the period from January 1, 2006 through December 31, 2015 and for the period from January 1, 2016 to March 9, 2016.

	High	Low	Last
2006
First Quarter	$33.59	$30.81	$33.02
Second Quarter	$37.03	$27.34	$31.23
Third Quarter	$33.14	$29.20	$32.29
Fourth Quarter	$38.15	$31.80	$38.10
2007
First Quarter	$39.53	$35.03	$38.75
Second Quarter	$44.42	$39.13	$43.82
Third Quarter	$50.11	$39.50	$49.78
Fourth Quarter	$55.64	$47.27	$50.10
2008
First Quarter	$50.37	$42.17	$44.79
Second Quarter	$51.70	$44.43	$45.19
Third Quarter	$44.43	$31.33	$34.53
Fourth Quarter	$33.90	$18.22	$24.97
2009
First Quarter	$27.09	$19.94	$24.81
Second Quarter	$34.64	$25.65	$32.23
Third Quarter	$39.29	$30.75	$38.91
Fourth Quarter	$42.07	$37.56	$41.50
2010
First Quarter	$43.22	$36.83	$42.12
Second Quarter	$43.98	$36.16	$37.32
Third Quarter	$44.77	$37.59	$44.77
Fourth Quarter	$48.58	$44.77	$47.62
2011
First Quarter	$48.69	$44.63	$48.69
Second Quarter	$50.21	$45.50	$47.60
Third Quarter	$48.46	$34.95	$35.07
Fourth Quarter	$42.80	$34.36	$37.94
2012
First Quarter	$44.76	$38.23	$42.94
Second Quarter	$43.54	$36.68	$39.19
Third Quarter	$42.37	$37.42	$41.32
Fourth Quarter	$44.35	$40.14	$44.35
2013
First Quarter	$45.20	$41.80	$42.78
Second Quarter	$44.23	$36.63	$38.57
Third Quarter	$43.29	$37.34	$40.77
Fourth Quarter	$43.66	$40.44	$41.77
2014
First Quarter	$40.99	$37.09	$40.99
Second Quarter	$43.95	$40.82	$43.23
Third Quarter	$45.85	$41.56	$41.56
Fourth Quarter	$42.44	$37.73	$39.29
2015
First Quarter	$41.07	$37.92	$40.13
Second Quarter	$44.09	$39.04	$39.62
Third Quarter	$39.78	$31.32	$32.78
Fourth Quarter	$36.29	$31.55	$32.19
2016
January 1, 2016 to March 9, 2016	$32.82	$28.25	$32.41

PRS-31

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “non-ERISA arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“similar laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or non-ERISA arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with

PRS-32

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

Benefit Plan Investor Considerations (Continued)

“plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement.

PRS-33

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the alternative minimum tax or the Medicare tax on investment income. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

PRS-34

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

United States Federal Tax Considerations (Continued)

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Potential Application of Section 1260 of the Code. There is a risk that your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to shares of the Funds. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 of the Code would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260 of the Code, our counsel is not able to opine as to whether or how Section 1260 of the Code applies to the securities, including how the “net underlying long-term capital gain” should be computed if Section 1260 does apply. You should consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax

PRS-35

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

United States Federal Tax Considerations (Continued)

consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. You generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the discussion below regarding FATCA, any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

PRS-36

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due September 12, 2019

United States Federal Tax Considerations (Continued)

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. If the securities were treated as debt instruments, the withholding regime under FATCA would apply to any amounts treated as interest and to payments of gross proceeds of the disposition (including upon retirement) of the securities. Pursuant to published guidance issued by the IRS, withholding on the payment of gross proceeds of a disposition (other than any amount treated as interest) will be required only for dispositions after December 31, 2018. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-37